Technology Service Agreement

by and among

Shanghai Atrip Medical Technology Co., Ltd.

Anhante (Beijing) Medical Technology Co., Ltd.

and

The Individual Shareholders of Shanghai Atrip Medical Technology Co., Ltd.

April 14, 2008

Technology Service Agreement

This Technology Service Agreement ("this Agreement") is entered into on April 14, 2008 in Shanghai by the following Parties:

(1) Shanghai Atrip Medical Technology Co., Ltd (hereinafter called "Party A"), as a limited liability company, is duly incorporated in Shanghai, People's Republic of China ("PRC") whose legal address is: Suite 1440-6B, Hongqian Road, Changning District, Shanghai;

(2) Anhante (Beijing) Medical Technology Co., Ltd. (hereinafter called "Party B"), a wholly foreign owned enterprise ("WFOE"), whose legal address is: Suite1708E-3, Floor 17, Qingyun Dangdai Palaze, No. 9 Building, Manting Fangyuan Community, Qingyunli, Haidian District, Beijing.

(3) Individual Shareholders of Shanghai Atrip Medical Technology Co., Ltd.
(hereinafter collectively called "Shareholders of Party A" or "Shareholders")

Name of the Shareholders	Shareholding Ratio （%）	ID Card No.	Contact Address
Chen Zhong	93.9	310106196809272814	Room 202, No.60 of Nong 362, Taixing Road, Shanghai
Yang Fang	4.25	320504197607243041	Room401, Building 10, Lingtang Xin Cun, Suzhou, Jiangsu Province

(Party A, Party B and the Shareholders are collectively referred to as the "Parties" in this agreement, or individually as "a Party" or "each Party".)

WHEREAS:

(1) Party A's business scope is as follows: Technology development, transfer, consulting and services of medical appliance, chemical industry, electron and machinery, distributing medical appliance (reference to the license), chemical products (excluding the dangerous), mechanical and electronic equipments, textiles (If any license needed, applying to the license);

(2) Party B's business scope is developing the application of clinical laboratories technologies, and providing technical consultancy, services, and transfer;

(3) The Parties agree that Party B shall provide Party A with technology services, such as internal software update and hardware maintenance, training of technology stuff etc.;

(4) The Shareholders hold 98.15% of equity interests in Party A.

NOW THEREFORE, the Parties hereby agree through friendly negotiation as follows:

Article 1 Definitions

1.1 "PRC" refers to the People's Republic of China, for the purpose of this Agreement, excluding the HongKong Special Administrative Region, Macao Special Administrative Region and Taiwan Province；
1.2 "PRC Laws" refers to all PRC laws, administrative regulations and government rules in effect;
1.3 "RMB" refers to the legal currency within the PRC;
1.4 "Technology Service Fee" or "Consideration" refers to the consideration as defined in Article 3.1 and to be paid to Party B by Party A.

Article 2 Contents of Technology Services

2.1 Select, purchase and update the proper software on finance management in accordance with the practical requirement with respect thereto and conduct training on the use of such software, and provide relevant consultancy services.

2.2 Select, purchase and update the proper software on human resource management in accordance with the practical requirements with respect thereof and conduct training on the use of such software, and provide relevant consultancy services

2.3 Select, purchase and update the proper software on the management of supermarket in accordance with the practical requirements with respect thereto and conduct training on the use of such software, and provide relevant consultancy services.

2.4 Assist with other related systems and software in accordance with the specific requirement by Party A.

2.5 Seek qualified network service company to provide services to Party A with respect to its application of domain name and design of website, assist Party A to communication with the network service company on the matters in relation to the domain name and website.

2.6 Assist with the computers, server and other facilities in accordance with the requirement of Party A, and make periodical maintenance on aforesaid facilities.

2.7 Conduct training to the technical employees of Party A.

2.8 In the event of occurrence of technical problems of Party A, Party B shall designated relevant staff to perform on-site research for assisting Party A to resolve such problems

Article 3 Technology Service Fee

3.1 Party A shall pay the Technology Service Fee annually, equal to 3% of its total revenue as the Consideration of services provided by Party B as set forth in Article 2 hereunder.

3.2 Party A shall pay to Party B the last year's Technology Services Fee before January 31st of each year.

3.3 Party B shall be entitled to request Party A in writing to adjust the Consideration in accordance with the quantity and quality of the technology services. The Parties shall positively negotiate with each other in respect of the Technology Service Fee, and Party A shall agree with such adjustment.

Article 4 Warranties and Undertakings by Party A

4.1 Within the term of this Agreement, Party B shall be the entity exclusively appointed by Party A to provide the services as set forth in Article 2 hereunder, and Party A shall not consign any other entities to provide to Party A (including its branches and subsidiaries) any services same as or similar with those services provided in Article 2 hereunder.

4.2 Party A shall provide information with Party B all the information related to the content of service as set forth in Article 2.

4.3 Party A shall give full cooperation to Party B, and provide assistance and convenience to Party B for its on-site working, and shall not hinder Party B to provide services as set forth in Article 2 hereunder.

4.4 Party A will promptly make full payment of Consigned Management Services Fee to Party B in accordance with the provisions hereunder.

4.5Without the prior written consent of Party B, Party A shall not commit any act or omission that would materially affect Party B's rights and interests hereunder.

Article 5 Warrants and Undertakings by Party B

5.1 Party B shall take advantage of its capacity and resources to provide the services as stipulated in Article 2 hereunder.

5.2 Timely adjust and complete the technology services in accordance with the practical request from Party A.

5.3 In the event that Party B is proposed to provide services to any other entities engaged in similar business as Party A, it shall give prior notice to Party A and strictly keep the confidential information obtained during the course of providing services to Party A .

5.4 Party B shall accept any reasonable suggestions regarding hardware, software and stuff training from Party A during the course of providing services to Party A.

Article 6 Guaranty

6.1 To secure the performance of the obligations assumed by Party A hereunder, Shareholders agree to pledge all its equity interests in Party A to Party B, and the Parties agree to execute the equity pledge agreement with respect thereto.

Article 7 Taxes and Expenses

7.1 The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes arising from the execution and performance of this Agreement.

Article 8 Assignment of the Agreement

8.1 Party A shall not transfer part or all its rights and obligations under this Agreement to any third party without the prior written consent of Party B.

8.2 The Parties agree that Party B shall be entitled to transfer, at its own discretion, any or all of its rights and obligations under this Agreement to any third party upon a six (6) –day written notice to Party A.

Article 9 Liability of Breach

9.1 If Party A fails to duly pay the Technology Services Fee in accordance with the provisions of Article 3 hereunder, then Party A shall pay the liquidated damage per day equal to 0.03% of the unpaid Consideration which falls due; if any delay of payment amounts to sixty (60) days, then Party B shall be entitled to exercise the right of pledge under the equity pledge agreement.

9.2 If Party A violates its representations and warranties hereunder and fails to redress such violation within sixty (60) days upon receipt of written notice from Party B, Party B shall be entitled to exercise the right of pledge under the equity pledge agreement.

9.3 If Party B is in non-performance, or incomplete performance of this Agreement, or is otherwise in default of any of its representations and warranties hereunder, Party A shall be entitled to request Party B to redress its default.

Article 10 Effectiveness, Modification and Cancellation

10.1 This Agreement shall take effect on the day of execution hereof, and the valid term hereof shall be expired upon the day of completion of the acquisition of the assets or the equity of Party A by Party B or its designated third party.

10.2 The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.

10.3 This Agreement shall not be discharged or canceled without written agreement through negotiation, provided Party B may, by giving a thirty (30)-day prior notice to the other Parties hereto, terminate this Agreement.

10.4 If Party B fails to provide the loan in accordance with the Loan Agreement signed among the Parties on April14, 2008, this Agreement shall be automatically terminated.

Article 11 Confidentiality

11.1 Any information, documents, data and all other materials (herein "Confidential Information") arising out of the negotiation, signing, and implement of this Agreement, shall be kept in strict confidence by the Parties. Without the written approval by the other Parties, any Party shall not disclose to any third party any Confidential Information, but the following circumstances shall be excluded:

(1) The materials that is known or may be known by the Public (but not include the materials disclosed by each Party receiving the Confidential Information);

(2) The materials required to be disclosed subject to the applicable laws or the rules or provisions of stock exchange; or

(3) The materials disclosed by each Party to its legal or financial consultant relating the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the Confidential Information by staff or employed institution of any Party shall be deemed as the disclosure of such Confidential Information by such Party, and such Party shall bear the liabilities for breaching the contract. This Clause shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

11.2 If this Agreement is terminated or becomes invalid or unenforceable, the validity and enforceability of this Article shall not be affected or impaired.

Article 12 Force Majeure

12.1 "Force Majeure" refers that any event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), government acts, strikes or riots;.

12.2 If an event of force majeure occurs, any of the Parties who is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Parties without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take appropriate

means to minimize or remove the negative effects of force majeure on the other Parties, and shall not assume the liabilities for breaching this Agreement. The Parties shall keep on performing this Agreement after the event of force majeure disappears.

Article 13 Governing Law and Dispute Resolution

13.1 The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under PRC Laws.

13.2 Any dispute arising out of this Agreement shall be resolved by the Parties through mutual negotiation. If the Parties could not reach an agreement within thirty (30) days since the dispute is brought forward, any Party may submit the dispute to Beijing Arbitration Commission for arbitration under its applicable rules. The arbitration award should be final and binding upon the Parties.

13.3 During the process of dispute-resolution, the Parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

Article 14 Miscellaneous

14.1 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

14.2 This Agreement shall bind and benefit the successor of each Party and the transferee permitted hereunder with the same rights and obligations as if the original parties hereof.

14.3 Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery or fax: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery:

Party A
Contact person: Zhang Hongwei
Address: No. 1440-6B, Hongqiao Road, Shanghai, 200332
Tel: 021-50805789
Fax: 021-50802149

Party B
Contact person: Chen Zhong

Address: 2A, Building1, No.200 of Niu Dun Road, Zhangjiang Hi-tech Zone, Shanghai, 201203
Tel: 021-50805789
Fax: 021-50802149

The Representative designated by the Shareholders
Contact person: Chen Zhong
Address: 2A, Building1, No.200 of Niu Dun Road, Zhangjiang Hi-tech Zone, Shanghai, 201203
Tel: 021-50805789
Fax: 021-50802149

14.4 This Agreement is executed in four (4) originals with each party holding one original, and each of the originals shall be equally valid and authentic.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date as written above.

Party A Shanghai Atrip Medical Technology Co. Ltd. (Seal)

Legal Representative: Chen Zhong
Signature and Common seal:

Party B Anhante (Beijing) Medical Technology Co., Ltd. (Seal)

Legal Representative: Chen Zhong
Signature and Common Seal:

The Individual Shareholders of Shanghai Atrip Medical Technology Co., Ltd.

Mr. Chen Zhong, __________________

Ms. Yang Fang, ____________________